UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

SOTHEBY’S

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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(4)	Date Filed: ________________________________________________

On April 10, 2014, William F. Ruprecht, Chairman, President and Chief Executive Officer of Sotheby’s (the “Company”), issued the following message to employees of the Company:

Those of you who are Sotheby’s shareholders should have recently received one or more packages in the mail with a voting ballot labeled GREEN proxy card or GREEN Voting Instruction Form requesting that you vote your shares at our upcoming annual shareholder meeting.

Your vote is important, regardless of how many shares you own, and we urge you to vote your shares and vote them early.

The Sotheby’s Board of Directors unanimously recommends that you vote FOR the election of each of the nominees proposed by your Board, FOR the ratification of the appointment of Deloitte & Touche LLP as Sotheby’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and FOR the approval, on an advisory basis, of the compensation of Sotheby’s named executive officers.

If you own shares in multiple accounts and wish to vote in accordance with your Board’s recommendations, you must return the separate voting ballot labeled GREEN proxy card or GREEN Voting Instruction Form that you have received for each account in order to ensure that all of your shares are voted.

If you own shares through Sotheby’s 401(k) plan accounts and wish to vote in accordance with your Board’s recommendations, please follow the instructions set forth on the materials you receive from Vanguard and the accompanying GREEN Voting Instruction Form to properly provide your voting instructions with respect to those shares.

Even if you plan to attend the meeting, you may vote your shares today.  You can vote online, by telephone or by mail.  Please follow the instructions enclosed in your proxy material for more information on how to vote and the reasons for your Board’s recommendations.

If you have any questions regarding how to vote your shares (other than those held through the 401(k) plan), please contact Bill Smith or Jerry Comer at Morrow & Co., LLC, Sotheby’s proxy solicitor for this year’s annual meeting, at (800) 279-6413 or (203) 658-9400.   For questions regarding voting instructions for shares held through Sotheby’s 401(k) plan accounts, please contact Vanguard Paticipant Services at (800) 523-1188.

Your vote is important and we urge you to vote your shares.

Many thanks for your attention on this important matter, and we appreciate your support.

Bill